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                                                                  Exhibit 10.6

                      ENGINEERED SUPPORT SYSTEMS, INC.

                    EXECUTIVE INCENTIVE PERFORMANCE PLAN


                    ARTICLE I. ESTABLISHMENT AND PURPOSE

         1.1 ESTABLISHMENT OF THE PLAN. Engineered Support Systems, Inc. (the "Company") hereby establishes the Engineered Support Systems, Inc. Executive Incentive Performance Plan (the "Plan") as set forth in the Agreement.

         1.2 PURPOSE. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 the amount of an employer's deduction for a fiscal year relating to compensation for certain executive officers, with exceptions for specific types of compensation such as performance-based compensation.

             This Plan is intended to provide for the payment of qualified performance-based compensation in the form of bonuses that is not subject to the Section 162(m) deduction limitation.

         1.3 EFFECTIVE DATE. The effective date of the Plan is July 15, 2004, subject to approval of the material terms of the Plan by the Company's shareholders.


                           ARTICLE II. DEFINITIONS

         2.1 DEFINITIONS. Whenever used herein, the following terms will have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

             (a) "Board" means the Board of Directors of the Company.

             (b) "Code" means the Internal Revenue Code of 1986, as amended.

             (c) "Committee" means the Compensation Committee of the Board, or another committee appointed by the Board to serve as the administrator for the Plan, which committee at all times consists of persons who are "outside directors" as that term is defined in the regulations promulgated under Section 162(m) of the Code.

             (d) "Company" means Engineered Support Systems, Inc.

             (e) "Employer" means the Company and any entity that is a subsidiary or affiliate of the Company.

             (f) "Participant" for a Performance Period means an officer or other key employee who is designated by the Committee as a participant in the Plan for that Performance Period in accordance with
Article III.

             (g) "Target Award" shall mean the maximum amount that may be paid to a Participant as a bonus for a Performance Period if certain performance criteria are achieved in the Performance Period.

             (h) "Performance Period" shall mean the fiscal year of the Company; or any other period designated as a Performance Period by the Committee.

         2.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

                 ARTICLE III. ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. The Participants in this Plan for any Performance Period shall be comprised of each employee of the Company who is a "covered employee" for purposes of Section 162(m) of the Code, or who may be such a covered employee as of the end of a tax year for which the Company would claim a tax deduction in connection payment of compensation to such employee, during such Performance Period and who is designated individually or by class to be a Participant for such Performance Period by the Committee at the time a Target Award is established for such employee.


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         3.2 PARTICIPATION. Participation in the Plan will be determined annually by the Committee. Employees approved for participation will be notified of their selection as soon after approval as practicable.

         3.3 TERMINATION OF APPROVAL. The Committee may withdraw approval for a Participant's participation at any time. In the event of such withdrawal, the Employee concerned will cease to be a Participant as of the date of such withdrawal. The Employee will be notified of such withdrawal as soon as practicable following the Committee's action. A Participant who is withdrawn from participation under this Section will not receive any award for the Performance Period under this Plan.

                      ARTICLE IV. PERFORMANCE CRITERIA

         4.1 TARGET AWARDS. The Committee shall establish objective performance criteria for the Target Award of each Participant for each Performance Period in writing. Such formula shall be based upon one or more of the following criteria, individually or in combination, as the Compensation Committee in its discretion shall determine: (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income, as defined by the Committee; (d) operating cash flow; (e) earnings before interest expense, income taxes, depreciation and amortization; (f) revenue; (g) business unit or departmental pre-tax or after-tax income; (h) book value per share; (i) market price per share; (j) relative performance to peer group companies; (k) expense management; and
(l) total return to stockholders. Such formula shall be sufficiently detailed and objective so that a third party having knowledge of the relevant performance results could calculate the bonus amount to be paid to the Participant pursuant to such Target Award formula.

             Such Target Award shall be established in writing by the Committee no later than 90 days after the beginning of such Performance Period (but no later than the time prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered pre-established).

         4.2 PAYMENT OF BONUS. As a condition to the right of a Participant to receive any bonus under this Plan, the Committee shall first be required to certify in writing, by resolution of the Committee or other appropriate action, that the performance criteria of the Target Award have been achieved and that the bonus amount of such Target Award has been accurately determined in accordance with the provisions of this Plan. For this purpose, approved minutes of a meeting of the Committee in which the certification is made shall be treated as written certification.

             The Committee shall have the right to reduce the amount payable pursuant to a Target Award of a Participant in its sole discretion at any time and for any reason before the bonus is payable to the Participant, based on such criteria as it shall determine. Notwithstanding any contrary provision of this Plan, the Committee may not adjust upwards the amount payable pursuant to a Target Award subject to this Plan, nor may it waive the achievement of the performance criteria established pursuant to this Plan for the applicable Performance Period.

             The bonus amount so determined by the Committee shall be paid to the Participant as soon as administratively practical after the amount of the bonus had been determined and documented as provided above. The bonus payable under this Plan shall be the sole bonus payable to each Participant with respect to a Performance Period.

             The amount payable pursuant to Target Award may be paid in the form of cash, an award under any benefit plan of the Company or any other form of payment approved by the Committee; provided that the value of such payments at the time the payment, credit or award is made, does not exceed the dollar amount of the Target Award.

         4.3 MAXIMUM BONUS. The maximum bonus amount payable to each Participant for the 2004 year Performance Period shall be $4,000,000. Thereafter, the maximum bonus amount for each subsequent Performance Period shall be increased by 10% over the maximum bonus amount for the immediately preceding Performance Period.

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             The Committee shall have the power to impose such other
restrictions on Target Awards and bonuses subject to this Plan as it may deem necessary or appropriate to ensure that such bonuses satisfy all requirements for "performance-based compensation" within the meaning of
Section 162(m) of the Code, the regulations promulgated thereunder, and any successors thereto.

                     ARTICLE V. RIGHTS OF PARTICIPATION

         5.1. EMPLOYMENT. Nothing in this Plan will interfere with or limit in any way the right of the Employer to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of an Employer.

         5.2 NONTRANSFERABILITY. No right or interest of any Participant in this Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including without limitation execution, levy, garnishment, attachment, pledge, and bankruptcy.

         5.3 NO FUNDING. Nothing contained in this Plan and no action taken hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or any other person. Amounts due under this Plan at any time and from time to time will be paid from the general funds of the Company. To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Company.

         5.4 NO RIGHTS PRIOR TO AWARD APPROVAL. No Participant will have any right to payment of a bonus pursuant to this Plan unless and until it has been determined and approved under Section 4.2.


                         ARTICLE VI. ADMINISTRATION

         6.1 ADMINISTRATION. This Plan will be administered by the Committee according to any rules that it may establish from time to time that are not inconsistent with the provisions of the Plan.

         6.2 EXPENSES OF THE PLAN. The expenses of administering the Plan will be borne by the Company.


                      ARTICLE VII. REQUIREMENTS OF LAW

         7.1 GOVERNING LAW. The Plan will be construed in accordance with and governed by the laws of the State of Missouri.

         7.2 WITHHOLDING TAXES. The Company has the right to deduct from all payments under this Plan any Federal, State, or local taxes required by law to be withheld with respect to such payments.

                   ARTICLE VIII. AMENDMENT AND TERMINATION

         8.1 AMENDMENT AND TERMINATION. The Committee, in its sole and absolute discretion may modify or amend any or all of the provisions of this Plan at any time and from time to time, without notice, and may suspend or terminate it entirely.

                      ARTICLE IX. SHAREHOLDER APPROVAL

         9.1 SHAREHOLDER APPROVAL. This Plan shall be subject to approval by the affirmative vote of a majority of the shares cast in a separate vote of the shareholders of the Company at a Special Meeting of Shareholders, and such shareholder approval shall be a condition to the right of a Participant to receive any bonus hereunder.

         The undersigned hereby certifies that this Plan was duly adopted by the Board at its meeting on July 15, 2004.


                                       By:     /s/ David D. Mattern
                                               ------------------------------
                                       Title:  Secretary and General Counsel
                                       Date:   July 28, 2004




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